UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 14, 2004

Southwest Airlines Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 36611, Dallas, TX		75235-1611
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	(214) 792-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

On September 14, 2004, Southwest Airlines Co. entered into an underwriting agreement for the public offering of $350 million of its 5 1/4% Notes Due 2014. Closing of the transaction occurred on September 17, 2004. The purpose of this report is to permit the registrant to file herewith those exhibits listed in Item 9.01 below.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.
1.1 Underwriting Agreement dated September 14, 2004 among Southwest Airlines Co., Citigroup Global Markets Inc., SunTrust Capital Markets, Inc. and the other underwriters named in Schedule II thereto.
4.1 Form of Global Security representing all 5 1/4% Notes due 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southwest Airlines Co. (Registrant)

September 17, 2004	By:	Laura Wright

Name: Laura Wright
Title: Senior Vice President - Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

EX-1.1	Underwriting Agreement dated September 14, 2004 among Southwest Airlines Co., Citigroup Global Markets Inc., SunTrust Capital Markets, Inc. and the other underwriters named in Schedule II thereto
EX-4.1	Form of Global Security representing all 5 1/4% Notes due 2014